UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2009

MINATURA GOLD

(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Townsgate Road, Suite 200 Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 267-7183

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 24, 2009, Minatura Colombia S.A.S., a Colombian company and wholly-owned subsidiary of the Registrant, entered into an Asset Purchase Agreement (the “APA”) with Proyecto Coco Hondo S.A.S., a Colombian company and wholly-owned by Minatura International LLC (“MINTL”), to purchase certain gold mining operational assets for approximately $6.3 million US dollars. Closing of the asset purchase transaction is anticipated to occur on or about December 18, 2009. A copy of the APA is filed as Exhibit 10.1 to this Current Report.

Securities Purchase Agreement

On November 24, 2009, the Registrant entered into a Securities Purchase Agreement (the “SPA”) with Minatura International LLC (“MINTL”), a Delaware limited liability company, whereby the Registrant has authorized the sale to MINTL of 10,675,466 shares (the “Shares”) of the Registrant’s restricted common stock in exchange for $3,800,000. Concurrent with the purchase of the Shares MINTL has agreed to deliver to the Registrant 100% of the issued and outstanding shares of Minatura Nevada, Corp. (“Minatura Nevada”), a Nevada corporation. Additionally, the Registrant agreed to obtain cancellation of 8,500,000 shares of common stock, currently issued and outstanding and held in escrow, on the closing date of the transaction. Subject to the terms and conditions of the SPA, the closing of the transaction is anticipated to occur on or about December 18, 2009. The CEO and Secretary of the Registrant are also equity owners of MINTL. A copy of the SPA is filed as Exhibit 10.2 to this Current Report.

The above mentioned Asset Purchase Agreement and Securities Purchase Agreement are collectively referred to as the Restructured Transactions. Upon closing of the Restructured Transactions, the Registrant will own and operate mining concessions in Colombia.

Item 1.02 Termination of a Material Definitive Agreement.

On November 24, 2009, the Registrant entered into an Addendum to the Acquisition Agreement and Plan of Merger dated June 12, 2009 with Gold Resource Partners, LLC, a Nevada limited liability company (“GRP”) and Boatatopia Sub Co., a Nevada corporation (“SUB CO.”), collectively the Parties, to terminate the original agreement.

Additionally, on November 24, 2009, the Registrant entered into an Addendum to the Membership Purchase Agreement and Plan of Reorganization dated June 12, 2009 with Gold Ventures 2008, LLC (“GV”), a Nevada limited liability company and Flat Holdings, LLC (“Flat”), a Nevada limited liability company, collectively the Parties, to terminate the original agreement.

The two original acquisition agreements dated June 12, 2009 mentioned above under this Item 1.02 were terminated to be replaced by the Restructured Transactions (described in Item 1.01 above) which is intended to produce the same results as contemplated in the two original acquisition agreements.

Copies of the addendums are filed as Exhibits 10.3 and 10.4 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On December 10, 2009, the Registrant issued a press release announcing it has signed definitive agreements with Minatura International LLC (“MINTL”), a Delaware limited liability company, to sell 10,675,466 shares of its common stock to MINTL as part of the Registrant’s restructured plan to acquire Colombian mining concessions and equipment from MINTL’s subsidiaries Proyecto Coco Hondo S.A.S. and Minatura Nevada Corp. A copy of the press release is filed as Exhibit 99.6 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement between Minatura Colombia SAS, and Minatura International LLC dated November 24, 2009
10.2	Securities Purchase Agreement with Minatura International LLC dated November 24, 2009
10.3	Addendum to June 12, 2009 Acquisition Agreement and Plan of Merger with Gold Resource Partners, LLC and Boatatopia Sub Co. dated November 24, 2009
10.4	Addendum to June 12th, 2009 Membership Purchase Agreement and Plan of Reorganization with Gold Ventures 2008, LLC and Flat Holdings, LLC dated November 24, 2009
99.6	Press Release – Minatura Gold Announces Restructuring of Transactions to Acquire Colombian Gold Mining Assets – 12/10/09

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MINATURA GOLD

By: /S/ Paul R. Dias
Paul R. Dias, President

Date:  December 10, 2009